EXHIBIT 2.2

RATIFICATION AND JOINDER AGREEMENT

This RATIFICATION AND JOINDER AGREEMENT (“Agreement”) is made and entered into as of the 31st day of January, 2008, by and among St. Mary Land & Exploration Company, a Delaware corporation (“St. Mary”), Ralph H. Smith, Trustee of the Ralph H. Smith Restated Revocable Trust Dated 8/14/97 (“Smith”), and Kent J. Harrell, Trustee of the Kent J. Harrell Revocable Trust Dated January 19, 1995 (“Harrell and , collectively with St. Mary and Smith, “Seller”), Abraxas Operating, LLC, a Texas limited liability company (“Buyer”), and Abraxas Petroleum Corporation, a Nevada corporation (“Abraxas”).

WHEREAS Seller and Buyer entered into that certain Purchase and Sale Agreement dated December 11, 2007 (the “PSA”) ;

WHEREAS Buyer has requested that a portion of the Assets, being those described on Exhibit A attached hereto and made a part hereof (the “Abraxas Assets”), be conveyed to Abraxas ; and

WHEREAS the parties comprising Seller have no objection to this request by Buyer as described in the preceding paragraph, provided such sale to Abraxas is made pursuant to and subject to the terms of the PSA, as amended by this Agreement;

NOW THEREFORE, for and in consideration of ten ($10.00) dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties do hereby agree as follows:

1. Pursuant to Section 14.04 of the PSA, Buyer and Seller agree that this Agreement shall constitute an amendment to the PSA. Except as expressly amended by this Agreement, the PSA shall remain in full force and effect and all of the terms of the PSA are hereby incorporated into this Agreement.

2. Buyer and Seller consent to the joinder and full participation of Abraxas in and to the PSA insofar as it pertains to the sale of the Abraxas Assets subject to and in accordance with the terms and conditions of the PSA, as amended by this Agreement.

3. The parties hereto recognize and agree that in addition to selling, assigning, conveying and transferring the Abraxas Assets to Abraxas at Closing, there will likewise be conveyed to Abraxas that portion of the Leases, Lands, Hydrocarbons, Surface Agreements, Permits, Equipment, Wells, Facilities, Contracts, and Records that are attendant to the Abraxas Assets.  Further, the undersigned parties agree that all thresholds and amounts set forth in the PSA shall continue to be in full force and effect and that the interests of Buyer and Abraxas will be aggregated to determine if any prescribed dollar amounts are reached, except that individual item thresholds shall remain as to any particular portion of the Assets regardless of which purchaser shall become the assignee of such portion of the Assets.

4. Notwithstanding the understandings set forth herein that the Abraxas Assets together with the other items described herein shall be sold, assigned, conveyed and transferred at Closing to Abraxas, Buyer shall nevertheless remain liable to Seller in accordance with the terms of the PSA, as amended by this Agreement.  While it is understood and agreed by the parties hereto that Seller may choose to look to Abraxas to fulfill any of the liabilities, duties, or obligations of Buyer insofar and only insofar as the Abraxas Assets are concerned, such decision by Seller shall not relieve Buyer from its duties and responsibilities as prescribed by the PSA, as amended by this Agreement.  Notwithstanding the foregoing, Seller agrees that Abraxas shall not be responsible and shall have no liabilities, duties, or obligations with respect to the Assets to be purchased by Buyer, and Seller covenants and agrees that it shall not seek to recover from Abraxas any losses, costs, damages, or liabilities with respect to the Assets purchased by Buyer.

5. To evidence its consent to the rights, duties, and obligations set forth in this Agreement, Abraxas does hereby ratify, adopt, join, and confirm all of the terms, conditions, provisions, rights, duties, and liabilities set forth in, and agrees to be bound by, the PSA, as amended by this Agreement, to the extent such apply to the Abraxas Assets to be conveyed to Abraxas, and Abraxas further states that it may be treated as a party to the PSA, as amended by this Agreement, as if Abraxas had originally joined in the execution and delivery  of the PSA, but only to the extent the PSA concerns the Abraxas Assets.  Without limiting the generality of the foregoing, Abraxas does hereby assume (i) all the Assumed Obligations with respect to the Abraxas Assets and (ii) all of the duties, liabilities and obligations of Buyer set forth in Sections 12.01, 12.03, 12.04 and 12.07 of the PSA with respect to the Abraxas Assets.

6. Capitalized terms used in this Agreement that are not otherwise expressly defined herein shall have the meaning set forth in the PSA.

IN WITNESS WHEREOF, the undersigned parties have signed this Agreement as of the date first above written, effective as of the Effective Time.

ST. MARY LAND & EXPLORATION COMPANY By: /s/ MILAM RANDOLPH PHARO Name: Milam Randolph Pharo Title: Vice President – Land & Legal	ABRAXAS OPERATING, LLC By: /s/ BARBARA M STUCKEY Name: Barbara M. Stuckey Title: President & COO
RALPH H. SMITH RESTATED REVOCABLE TRUST DATED 8/14/97, RALPH H. SMITH TRUSTEE By: /s/ RALPH H. SMITH Name: Ralph H. Smith Title: Trustee	ABRAXAS PETROLEUM CORPORATION By: /s/ CHRIS E. WILLIFORD Name: Chris E. Williford Title: E.V.P.
KENT J. HARRELL, TRUSTEE OF THE KENT J. HARRELL REVOCABLE TRUST DATED JANUARY 19, 1995 By: /s/ KENT J HARRELL Name: Kent J. Harrell Title: Trustee